Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
American Equity Investment Life Holding Company:
We consent to the incorporation by reference in the registration statement (No. 333-213544, No. 333-207077, No. 333-201008, No. 333-184162, No. 333-183504, No. 333-171161, No. 333-149854, and No. 333-14868) on Form S-3 and the registration statements (No. 333-214885, No. 333-213545, No. 333-175355, No. 333-167755, and No. 333-127001) on Form S-8 of American Equity Investment Life Holding Company of our report dated February 27, 2017, with respect to the consolidated balance sheets of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10‑K of American Equity Investment Life Holding Company.

/s/ KPMG LLP
Des Moines, Iowa
February 27, 2017